JNL Series Trust 485BPOS

Ex. 99.28(h)(13)(iii)

SECOND AMENDMENT TO FUND OF FUNDS INVESTMENT AGREEMENT

This Second Amendment, effective as of May 1, 2026 amends the Fund of Funds Investment Agreement (the “Agreement”) dated the 19th day of January, 2022, among JNL Series Trust, an open-end management investment company organized under the laws of the Commonwealth of Massachusetts (the “Trust”), on behalf of itself and each fund, severally and not jointly, listed on Attachment A under the heading “Acquiring Funds,” as such Attachment A shall be amended from time to time (each such fund, an “Acquiring Fund”, and together, the “Acquiring Funds”); Jackson National Asset Management, LLC, a corporation organized under the laws of the State of Michigan (the “Adviser”); American Funds Insurance Series, an open-end management investment company organized under the laws of the Commonwealth of Massachusetts (the “Series”); Capital Research and Management Company, a corporation organized under the laws of the State of Delaware (“CRMC”, and collectively with the Trust, the Adviser, the Acquiring Funds, the Series and the Acquired Funds (as defined below), the “Parties”, and each of them, a “Party”); and each fund, severally and not jointly, listed on Attachment B under the heading “Series Funds” or “Retail Funds”, as applicable, as such Attachment B shall be amended from time to time (each such fund listed under the heading “Series Funds”, a “Series Fund”, each such fund listed under the heading “Retail Funds”, a “Retail Fund”, and collectively, the “Acquired Funds”, and each of them, an “Acquired Fund”)

WHEREAS, the Agreement pertains to the relationship of the parties hereto with respect to multi-manager variable annuity contracts and/or variable life policies; and

WHEREAS, the parties desire to amend Attachment B of the Agreement to reflect the name changes of certain funds listed under “List of Series Funds”.

NOW, THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, the Trust, Adviser, the Series Funds, the Retail Funds, and CRMC hereby agree as follows:

1.	Attachment B in the Agreement is deleted and restated as attached.

Except as expressly supplemented, amended or consented to hereby, all of the representations and conditions of the Agreement will remain unamended and will continue to be in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of March 27, 2026, effective as of the date first above written.

JNL Series Trust, on behalf of each of its Funds listed on Attachment A
By: /s/ Kelly L. Crosser
Name: Kelly L. Crosser Title: Assistant Secretary

Jackson National Asset Management, LLC
By: /s/ Susan S. Rhee
Name: Susan S. Rhee Title: Senior Vice President & General Counsel

American Funds Insurance Series, on behalf of each of its Series Funds listed on Attachment B of the Agreement

By: /s/ Michael W. Stockton
Name: Michael W. Stockton Title: Executive Vice President

Capital Research and Management Company

By: /s/ Michael J. Triessl
Name: Michael J. Triessl Title: Sr. VP and Sr. Counsel

Capital Research and Management Company, on behalf of each of the Retail Funds listed on Attachment B of the Agreement

By: /s/ Michael J. Triessl
Name: Michael J. Triessl Title: Sr. VP and Sr. Counsel

ATTACHMENT B

List of Series Funds

Global Growth Fund

SMALLCAP World Fund®

Growth Fund

EUPAC FundTM

New World Fund®

Washington Mutual Investors Fund

Capital World Growth and Income Fund®

Growth-Income Fund

International Growth and Income Fund

Asset Allocation Fund

American Funds® Global Balanced Fund

The Bond Fund of America®

Capital World Bond Fund®

American High-Income Trust®

American Funds Mortgage Fund®

U.S. Government Securities Fund®

List of Retail Funds

AMCAP Fund

American Balanced Fund

American Funds Corporate Bond Fund

American Funds Developing World Growth and Income Fund

American Funds Emerging Markets Bond Fund

American Funds Global Balanced Fund

American Funds Inflation Linked Bond Fund

American Funds Mortgage Fund

American Funds Strategic Bond Fund

American High-Income Trust

American Mutual Fund

Capital Income Builder

Capital World Bond Fund

Capital World Growth and Income Fund

EUPAC Fund

Fundamental Investors

Intermediate Bond Fund of America

International Growth and Income Fund

New Perspective Fund

New World Fund

SMALLCAP World Fund

Short-Term Bond Fund of America

The American Funds Income Series - U.S. Government Securities Fund

The Bond Fund of America

The Growth Fund of America

The Income Fund of America

The Investment Company of America

The New Economy Fund

Washington Mutual Investors Fund